Exhibit 99.1

PRESS RELEASE

For Immediate Release

CSG Systems INTERNATIONAL reports results

for SECOND quarter 2015

ENGLEWOOD, COLO. (August 5, 2015) — CSG Systems International, Inc. (Nasdaq: CSGS), a leading global provider of interactive transaction-driven solutions and services, today reported results for the quarter ended June 30, 2015.

Key Highlights:

•	Second quarter 2015 results:
•	Total revenues were $182.6 million.
•	Non-GAAP operating income was $34.9 million, or 19.1% of total revenues and GAAP operating income was $26.2 million, or 14.3% of total revenues.
•	Non-GAAP earnings per diluted share (EPS) was $0.61. GAAP EPS was $0.39.
•	Cash flows from operations for the quarter were $39.6 million.
•	CSG paid its quarterly cash dividend of $0.175 per share of common stock, or a total of approximately $6 million, to shareholders.

“While we had a slower than expected start to the first half of the year, we continue to make progress on our longer-term initiatives as we migrate new accounts and clients to our solutions, which increases our recurring revenue base.  The scale benefits of growing our recurring revenues, and our attention to cost management, has allowed us to reach the low end of our long-term non-GAAP operating margin target of 18-20%,” said Peter Kalan, chief executive officer of CSG International. “We continue to generate strong cash flows enabling us to continue to invest in our business while continuing to return cash to our shareholders. This is a hallmark of our business.”

CSG Systems International, Inc.

August 5, 2015

Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended June 30,			Six Months Ended June 30,
	2015	2014	Percent Change	2015	2014	Percent Change
Revenues	$182,641	$184,558	(1)%	$368,272	$372,586	(1)%
Non-GAAP Results:
Operating Income	$34,922	$29,794	17%	$65,728	$59,699	10%
Operating Income Margin	19.1%	16.1%	—	17.8%	16.0%	—
EPS	$0.61	$0.52	17%	$1.13	$1.03	10%
GAAP Results:
Operating Income	$26,156	$21,820	20%	$48,049	$42,734	12%
Operating Income Margin	14.3%	11.8%	—	13.0%	11.5%	—
EPS	$0.39	$0.28	39%	$0.67	$0.57	18%

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Results of Operations

Revenues: Total revenues for the second quarter of 2015 were $182.6 million, a 1% decrease when compared to revenues of $184.6 million for the second quarter of 2014, and a 2% decrease when compared to the $185.6 million for the first quarter of 2015. The year-over-year decrease in revenues can be attributed to foreign currency movements which had a negative impact of $3.8 million, while the sequential quarterly decline is mainly due to lower client discretionary spending on ancillary services.

Non-GAAP Results: Non-GAAP operating income for the second quarter of 2015 was $34.9 million, or 19.1% of total revenues, compared to $29.8 million, or 16.1%, for the second quarter of 2014. Non-GAAP operating income for the first quarter of 2015 was $30.8 million, or 16.6% of total revenues. Non-GAAP EPS for the second quarter of 2015 was $0.61, compared to non-GAAP EPS of $0.52 for the second quarter of 2014 and $0.51 for the first quarter of 2015. The year-over-year increases in operating income and non-GAAP EPS are due primarily to lower operating expenses (driven primarily by foreign currency movements and focus on cost management) and higher processing revenues, while the sequential quarterly increases can be mainly attributed to lower expenses in the second quarter.

GAAP Results: GAAP operating income for the second quarter of 2015 was $26.2 million, or 14.3% of total revenues, compared to $21.8 million, or 11.8%, for the same period in 2014.

GAAP EPS for the second quarter of 2015 was $0.39 compared to $0.28 for the second quarter of 2014.

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August 5, 2015

Balance Sheet and Cash Flows

Balance Sheet: Cash, cash equivalents and short term investments at June 30, 2015 was $194.0 million, compared to $169.9 million at March 31, 2015 and $201.8 million at December 31, 2014.

CSG generated $39.6 million of net cash flows from operations for the second quarter and non-GAAP free cash flow of $34.8 million.

2015 Financial Guidance

CSG is revising its financial guidance for the full year 2015 is as follows:

	As of August 5, 2015	Previous
Revenues	$755 - $770 million	$755 - $770 million
Non-GAAP EPS	$2.33 - $2.40	$2.33 - $2.40
GAAP EPS	$1.43 - $1.49	$1.38 - $1.44
Non-GAAP Adjusted EBITDA	$165 - $169 million	$162 - $165 million
Cash flows from operating activities	$105 - $120 million	$105 - $120 million

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Conference Call

CSG will host a conference call on August 5, 2015, at 5:00 p.m. ET, to discuss CSG’s second quarter results for 2015. The call will be carried live and archived on the Internet. A link to the conference call is available at http://ir.csgi.com. In addition, to reach the conference by phone, dial 1-800-723-6751 and ask the operator for the CSG International conference call and Liz Bauer, chairperson. A replay of the conference call will also be available until 8:00 p.m. ET on September 4, 2015, and can be accessed by calling 1-888-203-1112 and access code of 9288751.

Additional Information

For information about CSG, please visit CSG’s web site at www.csgi.com. Additional information can be found in the Investor Relations section of the web site.

About CSG International

CSG Systems International, Inc. (NASDAQ: CSGS) is a market-leading business support solutions and services company serving the majority of the top 100 global communications service providers, including leaders in fixed, mobile and next-generation networks such as AT&T, Comcast, DISH, Orange, Reliance, SingTel Optus, Telecom New Zealand, Telefonica, Time Warner Cable, T-Mobile, Verizon, Vivo and Vodafone. With over 30 years of experience and expertise in voice, video, data and content services, CSG International offers a broad portfolio of licensed and Software-as-a-Service (SaaS)-based products and solutions that help clients compete more effectively, improve business operations and deliver a more impactful customer experience across a variety of touch points. For more information, visit our website at www.csgi.com.

CSG Systems International, Inc.

August 5, 2015

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. Some of these key factors include, but are not limited to the following items:

•	CSG derives over forty percent of its revenues from its three largest clients;
•	Continued market acceptance of CSG’s products and services;
•	Timing and success of previously announced client customer account migrations to CSG’s billing platform;
•	CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically-advanced and competitive manner;
•	CSG’s ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations;
•	CSG’s dependency on the global telecommunications industry, and in particular, the North American telecommunications industry;
•	CSG’s ability to meet its financial expectations as a result of increased dependency on software sales, which are subject to greater volatility;
•	Increasing competition in CSG’s market from companies of greater size and with broader presence in the communications sector;
•	CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals;
•	CSG’s ability to protect its intellectual property rights;
•	CSG’s ability to maintain a reliable, secure computing environment;
•	CSG’s ability to conduct business in the international marketplace;
•	CSG’s ability to comply with applicable U.S. and International laws and regulations; and
•	Fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates.

This list is not exhaustive and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

Liz Bauer, Senior Vice President of Investor Relations & Strategic Communications

(303) 804-4065

E-mail: liz.bauer@csgi.com

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August 5, 2015

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands, except per share amounts)

	June 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$94,945	$81,712
Short-term investments	99,098	120,088
Total cash, cash equivalents, and short-term investments	194,043	201,800
Trade accounts receivable:
Billed, net of allowance of $3,937 and $3,323	172,269	184,369
Unbilled	47,216	42,439
Deferred income taxes	7,478	13,204
Income taxes receivable	9,341	7,851
Other current assets	29,896	28,470
Total current assets	460,243	478,133
Non-current assets:
Property and equipment, net of depreciation of $144,486 and $138,065	36,962	38,326
Software, net of amortization of $92,324 and $86,797	40,332	44,732
Goodwill	226,040	225,269
Client contracts, net of amortization of $82,647 and $88,585	44,614	46,903
Deferred income taxes	8,478	8,890
Income taxes receivable	1,230	1,333
Other assets	18,886	16,142
Total non-current assets	376,542	381,595
Total assets	$836,785	$859,728
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt, net of unamortized original issue discount of $11,106 and zero	$146,394	$22,500
Client deposits	33,162	35,791
Trade accounts payable	31,978	37,052
Accrued employee compensation	50,372	51,441
Deferred revenue	49,076	40,004
Income taxes payable	587	984
Other current liabilities	23,523	23,375
Total current liabilities	335,092	211,147
Non-current liabilities:
Long-term debt, net of unamortized original issue discount of zero and $14,169	138,750	233,331
Deferred revenue	9,268	9,648
Income taxes payable	1,613	1,613
Deferred income taxes	11,375	20,445
Other non-current liabilities	13,024	15,821
Total non-current liabilities	174,030	280,858
Total liabilities	509,122	492,005
Stockholders’ equity:
Preferred stock, par value $.01 per share; 10,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, par value $.01 per share; 100,000 shares authorized; 32,760 shares and 33,945 shares outstanding	671	667
Common stock warrants, 2,851 and 2,851 warrants issued and outstanding	7,310	6,694
Additional paid-in capital	483,595	486,414
Treasury stock, at cost, 34,356 and 32,763 shares	(804,437)	(757,478)
Accumulated other comprehensive income (loss):
Unrealized gain on short-term investments, net of tax	12	6
Cumulative foreign currency translation adjustments	(14,998)	(13,386)
Accumulated earnings	655,510	644,806
Total stockholders’ equity	327,663	367,723
Total liabilities and stockholders’ equity	$836,785	$859,728

CSG Systems International, Inc.

August 5, 2015

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Revenues:
Processing and related services	$141,289	$136,357	$285,122	$278,715
Software and services	22,437	25,618	45,070	50,474
Maintenance	18,915	22,583	38,080	43,397
Total revenues	182,641	184,558	368,272	372,586
Cost of revenues (exclusive of depreciation, shown separately below):
Processing and related services	64,767	67,364	134,027	135,791
Software and services	16,559	17,871	37,668	43,191
Maintenance	10,470	8,447	20,367	16,804
Total cost of revenues	91,796	93,682	192,062	195,786
Other operating expenses:
Research and development	25,897	26,437	51,626	51,444
Selling, general and administrative	34,572	39,140	68,014	74,439
Depreciation	3,850	3,440	7,545	6,926
Restructuring and reorganization charges	370	39	976	1,257
Total operating expenses	156,485	162,738	320,223	329,852
Operating income	26,156	21,820	48,049	42,734
Other income (expense):
Interest expense	(2,537)	(2,546)	(5,905)	(5,318)
Amortization of original issue discount	(1,547)	(1,430)	(3,063)	(2,834)
Interest and investment income, net	229	225	396	438
Other, net	145	(328)	(320)	(277)
Total other	(3,710)	(4,079)	(8,892)	(7,991)
Income before income taxes	22,446	17,741	39,157	34,743
Income tax provision	(9,652)	(8,338)	(17,005)	(15,649)
Net income	$12,794	$9,403	$22,152	$19,094

Weighted-average shares outstanding:
Basic	30,798	32,619	31,170	32,469
Diluted	33,095	33,543	33,217	33,789
Earnings per common share:
Basic	$0.42	$0.29	$0.71	$0.59
Diluted	0.39	0.28	0.67	0.57

Cash dividends declared per common share	$0.1750	$0.1575	$0.3500	$0.3075

CSG Systems International, Inc.

August 5, 2015

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Six Months Ended
	June 30, 2015	June 30, 2014
Cash flows from operating activities:
Net income	$22,152	$19,094
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation	7,545	6,926
Amortization	15,175	16,924
Amortization of original issue discount	3,063	2,834
Loss on short-term investments and other	122	735
Gain on disposition of business operations	-	(222)
Deferred income taxes	(3,758)	766
Excess tax benefit of stock-based compensation awards	(1,809)	(1,984)
Stock-based employee compensation	10,473	7,714
Subtotal	52,963	52,787
Changes in operating assets and liabilities:
Trade accounts receivable, net	5,398	(13,457)
Other current and non-current assets	(3,452)	(8,987)
Income taxes payable/receivable	(24)	(2,512)
Trade accounts payable and accrued liabilities	(5,635)	(12,353)
Deferred revenue	9,262	791
Net cash provided by operating activities	58,512	16,269
Cash flows from investing activities:
Purchases of property and equipment	(11,425)	(11,196)
Purchases of short-term investments	(73,917)	(85,014)
Proceeds from sale/maturity of short-term investments	94,794	109,138
Acquisition of and investments in client contracts	(4,526)	(3,296)
Proceeds from the disposition of business operations	-	630
Net cash provided by investing activities	4,926	10,262
Cash flows from financing activities:
Proceeds from issuance of common stock	740	661
Payment of cash dividends	(11,238)	(10,322)
Repurchase of common stock	(62,861)	(6,584)
Payments on acquired equipment financing	(829)	(1,097)
Proceeds from long-term debt	150,000	-
Payments on long-term debt	(123,750)	(7,500)
Payments of deferred financing costs	(2,692)	-
Excess tax benefit of stock-based compensation awards	1,809	1,984
Net cash used in financing activities	(48,821)	(22,858)
Effect of exchange rate fluctuations on cash	(1,384)	(237)
Net increase in cash and cash equivalents	13,233	3,436
Cash and cash equivalents, beginning of period	81,712	82,686
Cash and cash equivalents, end of period	$94,945	$86,122
Supplemental disclosures of cash flow information:
Net cash paid during the period for -
Interest	$4,343	$4,211
Income taxes	20,761	17,075

CSG Systems International, Inc.

August 5, 2015

EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

SUPPLEMENTAL REVENUE ANALYSIS

Revenues by Geography

	Quarter Ended June 30, 2015	Quarter Ended March 31, 2015	Quarter Ended June 30, 2014
Americas	85%	85%	85%
Europe, Middle East and Africa	10%	11%	11%
Asia Pacific	5%	4%	4%
Total Revenues	100%	100%	100%

Revenues by Significant Customers: 10% or more of Revenues

	Quarter Ended June 30, 2015	Quarter Ended March 31, 2015	Quarter Ended June 30, 2014
Comcast	23%	23%	21%
DISH	15%	15%	16%
Time Warner	12%	11%	11%

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August 5, 2015

EXHIBIT 2

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP operating income, non-GAAP EPS, non-GAAP adjusted EBITDA, and non-GAAP free cash flow. CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making. CSG uses these non-GAAP financial measures for the following purposes:

•	Certain internal financial planning, reporting, and analysis;
•	Forecasting and budgeting;
•	Certain management compensation incentives; and
•	Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

•	A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;
•	Consistency and comparability with CSG’s historical financial results; and
•	Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information. Limitations with the use of non-GAAP financial measures include the following items:

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;
•	The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;
•	Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;
•	Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and
•	Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only. Additionally, CSG provides specific information regarding the treatment of GAAP

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August 5, 2015

amounts considered in preparing the non-GAAP financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Operating Income	EPS
Restructuring and reorganization charges	X	X
Acquisition-related charges	X	X
Stock-based compensation	X	X
Amortization of acquired intangible assets	X	X
Amortization of original issue discount (“OID”)	—	X
Unusual income tax matters	—	X

CSG believes that excluding certain items in calculating its non-GAAP financial measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•

Restructuring and reorganization charges are infrequent expenses that result from cost reduction initiatives and/or significant changes to CSG’s business, to include such things as involuntary employee terminations, changes in management structure, divestitures of businesses, facility consolidations and abandonments, and fundamental reorganizations impacting operational focus and direction. These charges are not considered reflective of CSG’s recurring core business operating results. The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Acquisition-related charges relate to direct and incremental expenses related to business acquisitions, and thus, are not considered reflective of CSG’s recurring core business operating results. These charges typically include expenses related to legal, accounting, and other professional services. The exclusion of these charges in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Stock-based compensation results from CSG’s issuance of equity awards to its employees under incentive compensation programs. The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG, but instead is more dependent on CSG’s stock price at the date the equity award is granted, and the employee service period over which the equity awards vest. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

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August 5, 2015

•

Amortization of acquired intangible assets is the result of business acquisitions. A portion of the purchase price in an acquisition is allocated to acquired intangible assets (e.g., software, client relationships, etc.), which are then amortized to expense over their estimated useful lives. This annual amortization expense is generally unchanged from the initial estimates, regardless of performance of the acquired business in any one period. Also, the value assigned to acquired intangible assets in a business combination is based on various estimates and valuation techniques, and does not necessarily represent the costs CSG would incur to develop such capabilities internally. Additionally, amortization of acquired intangible assets can be inconsistent in amount and frequency, and can be significantly affected by the timing and size of an acquisition. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to acquisitions included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

The convertible debt securities OID is the result of allocating a portion of the principal balance of the debt at issuance to the equity component of the instrument, as required under current accounting rules. This OID is then amortized to interest expense over the life of the respective convertible debt instrument. The interest expense related to the amortization of the OID is a non-cash expense, and therefore, the exclusion of this item allows investors to further evaluate the cash interest costs of CSG’s convertible debt securities for cash flow, liquidity, and debt service purposes.

•

Unusual items within CSG’s quarterly and/or annual income tax expense can occur from such things as income tax accounting timing matters, income taxes related to unusual events, or as a result of different treatment of certain items for book accounting and income tax purposes. Consideration of such items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG also reports non-GAAP adjusted EBITDA and non-GAAP free cash flow. Management believes non-GAAP adjusted EBITDA is a useful measure to investors in evaluating CSG’s operating performance, liquidity, debt servicing capabilities, and enterprise valuation. CSG defines non-GAAP adjusted EBITDA as income before interest, income taxes, depreciation, amortization, stock-based compensation, foreign currency transaction adjustments, and unusual items, such as restructuring and reorganization charges, as discussed above. Additionally, management uses non-GAAP free cash flow, among other measures, to assess its financial performance and cash generating capabilities, and believes that it is useful to investors because it shows CSG’s cash available to service debt, make strategic acquisitions and investments, repurchase its common stock, pay cash dividends, and fund ongoing operations. CSG defines non-GAAP free cash flow as net cash flows from operating activities less the purchases of property and equipment.

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August 5, 2015

Non-GAAP Financial Measures

Non-GAAP Operating Income:

The reconciliations of GAAP operating income to non-GAAP operating income for the indicated periods are as follows (in thousands, except percentages):

	Quarter Ended June 30, 2015		Quarter Ended June 30, 2014
	Amounts	% of Revenues	Amounts	% of Revenues
GAAP operating income	$26,156	14.3%	$21,820	11.8%
Restructuring and reorganization charges	370	0.2%	39	0.0%
Stock-based compensation	5,384	2.9%	3,931	2.1%
Amortization of acquired intangible assets	3,012	1.7%	4,004	2.2%
Non-GAAP operating income	$34,922	19.1%	$29,794	16.1%

	Six Months Ended June 30, 2015		Six Months Ended June 30, 2014
	Amounts	% of Revenues	Amounts	% of Revenues
GAAP operating income	$48,049	13.0%	$42,734	11.5%
Restructuring and reorganization charges	976	0.3%	1,257	0.3%
Stock-based compensation	10,473	2.8%	7,714	2.1%
Amortization of acquired intangible assets	6,230	1.7%	7,994	2.1%
Non-GAAP operating income	$65,728	17.8%	$59,699	16.0%

Non-GAAP EPS:

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated periods are as follows (in thousands, except per share amounts):

	Quarter Ended June 30, 2015		Quarter Ended June 30, 2014
	Pretax Amount (1)	EPS (3)	Pretax Amount (1)	EPS (4)
GAAP income before income taxes	$22,446	$0.39	$17,741	$0.28
Restructuring and reorganization charges	370		39
Stock-based compensation	5,384		3,931
Amortization of acquired intangible assets	3,012		4,004
Amortization of OID	1,547		1,430
Non-GAAP income before income taxes (2)	$32,759	$0.61	$27,145	$0.52

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	Six Months Ended Jun 30, 2015		Six Months Ended June 30, 2014
	Pretax Amount (1)	EPS (3)	Pretax Amount (1)	EPS (4)
GAAP income before income taxes	$39,157	$0.67	$34,743	$0.57
Restructuring and reorganization charges	976		1,257
Stock-based compensation	10,473		7,714
Amortization of acquired intangible assets	6,230		7,994
Amortization of OID	3,063		2,834
Non-GAAP income before income taxes (2)	$59,899	$1.13	$54,542	$1.03
(1)

These items (on a pretax basis) are calculated in accordance with GAAP, and are reflected as part of the results of operations in the accompanying Unaudited Condensed Consolidated Statements of Income.

(2)

Non-GAAP EPS is calculated by taking the non-GAAP income before income taxes and deducting from this amount non-GAAP income taxes calculated by using the non-GAAP effective income tax rate for the period, and then dividing the result of this calculation by the outstanding diluted shares for the period.

(3)

For the second quarter and six months ended June 30, 2015, the GAAP effective income tax rate was 43%, the non-GAAP effective income tax rate was approximately 38%, and the outstanding diluted shares were 33.1 million and 33.2 million, respectively. The difference between the GAAP and the non-GAAP effective income tax rates relates primarily to the timing of the 2015 R&D tax credit legislation. The anticipated quarterly benefit of the credits is included for non-GAAP purposes, but cannot be reflected for GAAP purposes until the legislation is actually passed.

(4)

For the second quarter and six months ended June 30, 2014, the GAAP effective income tax rate was 47% and 45%, respectively, the non-GAAP effective income tax rate was approximately 36% for both periods, and the outstanding diluted shares were 33.5 million and 33.8 million, respectively. The difference between the GAAP and the non-GAAP effective income tax rates relates primarily to the timing of the 2014 R&D tax credit legislation. The anticipated quarterly benefit of the credits is included for non-GAAP purposes, but cannot be reflected for GAAP purposes until the legislation is actually passed.

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to net income and cash flows from operating activities are provided below for the indicated periods (in thousands, except percentages):

	Quarter Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
GAAP operating income	$26,156	$21,820	$48,049	$42,734
Restructuring and reorganization charges	370	39	976	1,257
Depreciation	3,850	3,440	7,545	6,926
Amortization of acquired intangible assets (5)	3,012	4,004	6,230	7,994
Amortization of other intangible assets (5)	3,483	3,745	7,117	7,752
Stock-based compensation	5,384	3,931	10,473	7,714
Adjusted EBITDA	$42,255	$36,979	$80,390	$74,377
Adjusted EBITDA as a percentage of revenues	23%	20%	22%	20%

CSG Systems International, Inc.

August 5, 2015

	Quarter Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net income	$12,794	$9,403	$22,152	$19,094
Interest expense (6)	2,537	2,546	5,905	5,318
Amortization of OID	1,547	1,430	3,063	2,834
Interest and investment income and other, net	(374)	103	(76)	(161)
Income tax provision	9,652	8,338	17,005	15,649
Depreciation	3,850	3,440	7,545	6,926
Amortization of acquired intangible assets (5)	3,012	4,004	6,230	7,994
Amortization of other intangible assets (5)	3,483	3,745	7,117	7,752
Stock-based compensation	5,384	3,931	10,473	7,714
Restructuring and reorganization charges	370	39	976	1,257
Adjusted EBITDA	$45,255	$36,979	$80,390	$74,377

	Quarter Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Cash flows from operating activities	$39,576	$24,847	$58,512	$16,269
Income tax provision	9,652	8,338	17,005	15,649
Changes in operating assets and liabilities and deferred taxes	(9,025)	1,963	(1,791)	35,752
Interest expense (6)	2,537	2,546	5,905	5,318
Interest and investment income and other, net	(374)	103	(76)	(161)
Restructuring and reorganization charges	370	39	976	1,257
Other	(481)	(857)	(141)	293
Adjusted EBITDA	$42,255	$36,979	$80,390	$74,377
(5)	Amortization on the statement of cash flows is made up of the following items for the indicated periods (in thousands):

	Quarter Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Amortization of acquired intangible assets	$3,012	$4,004	$6,230	$7,994
Amortization of other intangible assets	3,483	3,745	7,117	7,752
Amortization of deferred financing costs	463	585	1,828	1,178
Total amortization	$6,958	$8,334	$15,175	$16,924
(6)	Interest expense includes amortization of deferred financing costs as provided in Note 5 above.

CSG Systems International, Inc.

August 5, 2015

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Cash flows from operating activities	$39,576	$24,847	$58,512	$16,269
Purchases of property and equipment	(4,730)	(6,697)	(11,425)	(11,196)
Non-GAAP free cash flow	$34,846	$18,150	$47,087	$5,073

Non-GAAP Financial Measures – 2015 Financial Guidance

Non-GAAP Operating Income Margin:

The reconciliation of GAAP operating income margin to non-GAAP operating income margin, as included in CSG’s 2015 full year financial guidance, is as follows:

2015 Guidance
GAAP operating income margin	13.5%
Restructuring and reorganization charges	0.0%
Stock-based compensation (7)	3.0%
Amortization of acquired intangible assets (8)	1.5%
Non-GAAP operating income margin (“approximately 18.0%”)	18.0%

(7)	This represents the pretax impact of stock-based compensation expense of an estimated $22 million on CSG’s operating income margin as a percentage of the midpoint of 2015 revenue guidance.
(8)

This represents the pretax impact of amortization of acquired intangible assets expense of an estimated $12 million on CSG’s operating income margin as a percentage of the midpoint of 2015 revenue guidance.

CSG Systems International, Inc.

August 5, 2015

Non-GAAP EPS:

The reconciliation of GAAP EPS to non-GAAP EPS as included in CSG’s 2015 full year financial guidance is as follows (in thousands, except per share amounts):

	2015 Guidance Range
	Low Range		High Range
	Pretax Amount (9)	EPS (11)	Pretax Amount (9)	EPS (11)
GAAP income before income taxes	$83,000	$1.43	$87,000	$1.49
Restructuring and reorganization charges	1,000		1,000
Stock-based compensation	22,000		22,000
Amortization of acquired intangible assets	12,000		12,000
Amortization of OID	6,000		6,000
Non-GAAP income before income taxes (10)	$124,000	$2.33	$128,000	$2.40
(9)	These items (on a pretax basis) are calculated in accordance with GAAP, and will be reflected as part of the results of operations in CSG’s Unaudited Condensed Consolidated Statements of Income.
(10)

Non-GAAP EPS is calculated by taking the non-GAAP income before income taxes and deducting from this amount non-GAAP income taxes calculated by using the non-GAAP effective income tax rate for the period, and then dividing the result of this calculation by the outstanding diluted shares for the period.

(11)

For 2015, the estimated effective income tax rate for non-GAAP purposes is expected to be approximately 38%, which assumes Congress will approve the 2015 R&D income tax credit legislation prior to the end of 2015. The weighted-average diluted shares outstanding are expected to be 33.0 million.

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to net income and cash flows from operations are provided below for CSG’s 2015 full year financial guidance at the mid-point (in thousands, except percentages):

2015
GAAP operating income	$102,000
Restructuring and reorganization charges	1,000
Depreciation	16,000
Amortization of acquired intangible assets	12,000
Amortization of other intangible assets	14,000
Stock-based compensation	22,000
Non-GAAP Adjusted EBITDA	$167,000
Non-GAAP Adjusted EBITDA as a percentage of revenues	22%

CSG Systems International, Inc.

August 5, 2015

2015
Net income	$48,000
Interest expense	11,000
Amortization of OID	6,000
Income tax provision	37,000
Depreciation	16,000
Amortization of acquired of intangible assets	12,000
Amortization of other intangible assets	14,000
Stock-based compensation	22,000
Restructuring and reorganization charges	1,000
Non-GAAP Adjusted EBITDA	$167,000

2015
Cash flows from operating activities (midpoint of guidance)	$112,000
Income tax provision	37,000
Changes in operating assets and liabilities and deferred taxes	6,000
Interest expense	11,000
Restructuring and reorganization charges	1,000
Non-GAAP Adjusted EBITDA	$167,000

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities is provided below for the indicated period (in thousands):

2015
Cash flows from operating activities (midpoint of guidance)	$112,000
Purchases of property and equipment	(30,000)
Non-GAAP free cash flow	$82,000